UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 17, 2011

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)
(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 23, 2011, RealPage, Inc. (the “Company”, “we”, “us”) entered into a Ninth Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement, dated as of September 3, 2009, among the Company, Wells Fargo Capital Finance, LLC (formerly Wells Fargo Foothill, LLC) and Comerica Bank (as amended, the “Credit Agreement”). The Amendment provides for, among other things, an increase of our revolving loan facility to $37.0 million, with a sublimit of $10.0 million for the issuance of letters of credit on the Company’s behalf.
     The Amendment modifies the interest rates applicable to the term loan and revolving line of credit to provide for an interest rate of, at the Company’s option, LIBOR or a base rate (Wells Fargo’s prime rate or, if greater, the federal funds rate plus 0.5% or three month LIBOR plus 1.0%), in each case plus a margin ranging from 2.75% to 3.25%, in the case of LIBOR loans, and 0.00% to 0.50% in the case of prime rate loans, based upon Company’s senior leverage ratio.
     The Amendment also modifies the senior leverage ratio that we are required to maintain, which is a ratio of the outstanding principal balance of the Company’s term loan plus its outstanding revolver usage to its EBITDA as determined in accordance with the credit facility, to 2.75:1.00. In addition, the Amendment provides for an event of default under the Credit Agreement in the event we do not meet certain liquidity thresholds both before and after we make cash payments for earnouts and holdbacks in connection with acquisition transactions.
     Additional details of the Credit Agreement were previously disclosed in the Company’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2010, pursuant to Rule 424(b) and forming a part of the Company’s Registration Statement on Form S-1, File No. 333-170667, filed with the Commission on November 29, 2010, and are incorporated herein by reference.
A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Equity Incentive Awards
     On February 17, 2011, the Compensation Committee (the “Committee”) of our Board of Directors (“Board”) approved the grant, effective on the third business day following the date on which we announce our earnings for the fiscal quarter and year ended December 31, 2010, of awards of options to purchase shares of our common stock and awards of restricted stock under our 2010 Equity Incentive Plan to our principal executive officer, principal financial officer and other named executive officers as follows:

		Stock Option	Restricted Stock
Named Executive Officer	Title	Awards	Awards
Stephen T. Winn	Chief Executive Officer and Chairman of the Board	75,000	50,000

Timothy J. Barker	Chief Financial Officer and Treasurer	52,500	35,000

		Stock Option	Restricted Stock
Named Executive Officer	Title	Awards	Awards
Dirk D. Wakeham	President	30,000	20,000

Margot Lebenberg	Executive Vice President, Chief Legal Officer and Secretary	22,500	15,000

Ashley Chaffin Glover	Executive Vice President, Multifamily Solutions	30,000	20,000
          The stock option awards and restricted stock awards are governed by our 2010 Equity Incentive Plan and the forms of award agreements approved for use thereunder, copies of which were filed with the Commission as Exhibit 10.4 to Amendment No. 3 to our Registration Statement on Form S-1 (File No. 333-166397) on July 26, 2010 and Exhibits 4.6 through 4.9 of our Registration Statement on Form S-8 (File No. 333-168878) on August 17, 2010.
          The stock option awards have an exercise price equal to the closing price per share of our common stock on the effective date of the grant. Each stock option award vests as to 5% of the shares of subject to such award on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 15 consecutive calendar quarters and as to the remaining 25% of the shares subject to such option on the first day of the calendar quarter following such 15th consecutive calendar quarter. The unvested shares of restricted common stock subject to each restricted stock award are subject to forfeiture to us upon certain events. Each restricted stock award vests as to 6.25% of the shares subject to such restricted stock award on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 16 consecutive quarters. Vesting of stock option awards and restricted stock awards is contingent on the recipient’s continued status as our service provider or as a service provider of one of our subsidiaries as of each applicable vesting date.
          In addition to the foregoing vesting, the stock option awards and restricted stock awards granted to Mr. Winn, Mr. Barker and Ms. Lebenberg will vest as to 100% of the unvested shares subject to each such award upon any change in control of our company.
2010 Management Incentive Plan Bonus
          On February 17, 2011, the Committee determined and approved bonuses under our 2010 Management Incentive Plan (“2010 MIP”) for our named executive officers for the fiscal year ended December 31, 2010 as follows:

Named Executive Officer	Total 2010 MIP Bonus
Stephen T. Winn	$375,800

Timothy J. Barker	$208,163

Dirk D. Wakeham	$168,197

Margot Lebenberg	$119,693

Ashley Chaffin Glover	$124,880
The above amounts were determined by the Committee in accordance with the 2010 MIP.

2011 Management Incentive Plan
          On February 17, 2011, the Committee approved the Management Incentive Plan for 2011 (“2011 MIP”). Our named executive officers participate in the 2011 MIP. The 2011 MIP target bonus for Mr. Winn is 100% of Mr. Winn’s base salary with a maximum bonus potential of 200% of Mr. Winn’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of Mr. Winn’s target bonus. The 2011 MIP target bonus for Mr. Barker is 62.5% of Mr. Barker’s base salary with a maximum bonus potential of 200% of Mr. Barker’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of Mr. Barker’s target bonus. The 2011 MIP target bonus for Mr. Wakeham is 75% of Mr. Wakeham’s base salary with a maximum bonus potential of 200% of Mr. Mr. Wakeham’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of Mr. Wakeham’s target bonus. The 2011 MIP target bonus of Ms. Lebenberg and Ms. Chaffin Glover is 50% of the named executive officer’s base salary with a maximum bonus potential of 200% of the named executive officer’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of the named executive officer’s target bonus. The performance metrics under the 2011 MIP are the same as the performance metrics under our 2010 MIP and include revenue and adjusted EBITDA targets and individual performance ratings. For each of Mr. Winn, Mr. Barker and Ms. Lebenberg, the achievement of 2011 bonus targets for overall corporate revenue, overall corporate adjusted EBITDA and individual performance ratings are weighted 30%, 45% and 25%, respectively. For each of Mr. Wakeham and Ms. Chaffin Glover, the achievement of 2011 bonus targets for overall corporate revenue, overall corporate adjusted EBITDA and individual performance ratings are weighted 45%, 30% and 25%, respectively.
Item 8.01 Other Events.
Director Compensation
          On February 17, 2011, the Committee amended and restated our Independent Director Compensation Plan (as amended and restated, the “Restated Director Compensation Plan”) in order to increase the value of annual restricted stock awards to independent directors (as defined below) from $50,000 to $100,000, to provide for four year quarterly vesting in equal amounts and to broaden the definition of “independent director” under the plan to include all non-employee directors. The Restated Director Compensation Plan provides for compensation to “independent directors” as follows:
•	Cash compensation:
•	Retainer of $6,000 per quarter, payable in advance.
•	$4,500 per quarter for the Chairman of the Audit Committee and $3,000 per quarter for members of the Audit Committee (excluding the Chairman) payable in advance.
•	$3,000 per quarter for the Chairman of the other committees of the Board and $1,500 per quarter for the members of the other committees of the Board (excluding the Chairman) payable in advance.
•	Annual issuances of $100,000 in restricted stock grants, effective April 1st of each year, with quarterly vesting as follows: 6.25% vesting on the first day of each calendar quarter beginning on the first day of the calendar quarter immediately following the date of grant for 16 consecutive calendar quarters, subject to continuous service as a director through each such vesting date. Valuations shall be determined using the Fair Market Value (as defined in the RealPage, Inc. 2010 Equity Incentive Plan, as amended) of a share on the grant date.
Under the Restated Director Compensation Plan, an “independent director” is a director who is not employed by us or one of our subsidiaries.
          On February 18, 2011, the Board adopted Amendment No. 1 to the Company’s 2010 Equity Incentive Plan to increase the value of the automatic annual award of restricted stock received by outside directors from $50,000 to $100,000, consistent with the Restated Director Compensation Plan. The 2010 Plan Amendment provides that the term “outside director” used in the 2010 Equity Incentive Plan shall mean a director who is an “independent director” under the Restated Director Compensation Plan, as amended from time to time. Pursuant to the 2010 Plan Amendment, the restricted stock subject to such automatic annual awards will be subject to forfeiture to the Company and will vest as to 6.25% of the shares subject to such automatic annual award on the first day of each calendar quarter, beginning on the first day of the calendar quarter immediately following the grant date of the automatically annual award, for 16 consecutive quarters, subject to the director’s continued service as a director of the Company through each applicable vesting date.
          A copy of the 2010 Plan Amendment is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.
Lead Independent Director
          Effective February 18, 2011, Alfred R. Berkeley, III was appointed Lead Independent Director of the Board, to serve in such role until his resignation or removal by the Board. The Lead Independent Director is responsible for coordinating activities of our other independent directors and performing various other duties as directed by the Board.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment to Credit Agreement among RealPage, Inc., Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC) and Comerica Bank, dated February 23, 2011

10.2	Form of 2011 Management Incentive Plan

10.3	Amendment No. 1 to 2010 Equity Incentive Plan

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.
By:	/s/ Margot Lebenberg
Margot Lebenberg
Chief Legal Officer

Date: February 24, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ninth Amendment to Credit Agreement among RealPage, Inc., Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC) and Comerica Bank, dated February 23, 2011

10.2	Form of 2011 Management Incentive Plan

10.3	Amendment No. 1 to 2010 Equity Incentive Plan